SULLIVAN & WORCESTER LLP
                          1025 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                             TELEPHONE: 202-775-8190
                             FACSIMILE: 202-293-2275

565 FIFTH AVENUE                                     ONE POST OFFICE SQUARE
EIGHTEENTH FLOOR                                     BOSTON, MASSACHUSETTS 02109
NEW YORK, NEW YORK 10017                             TELEPHONE: 617-338-2800
TELEPHONE: 212-486-8200                              FACSIMILE: 617-338-2880
FACSIMILE: 212-758-2151

                                                     December 29, 2000



Met Investors Series Trust
610 Newport Center Drive
Suite 1350
Newport Beach, California 92660

Gentlemen:

     We have acted as counsel for Met Investors Series Trust (the "Trust") in connection with the offer by the Trust of an unlimited number of shares of beneficial interest of the Trust (the "Shares") which are currently classified as twenty-three initial series (each a "Portfolio" and together, the "Portfolios"). We have participated in the preparation of Pre-Effective
Amendment No. 1 to the Trust's Registration Statement (the "Registration Statement") on Form N-1A relating to the Shares of the PIMCO Money Market, PIMCO Total Return, PIMCO Innovation, Oppenheimer Capital Appreciation, MFS Mid Cap Growth, MFS Research International, Lord Abbett Growth Opportunities, Janus Aggressive Growth and Putnam Research Portfolios of the Trust to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("1933 Act"), on or about January 3, 2001.

         In so acting, we have participated in the preparation of the Agreement and Declaration of Trust of the Trust, dated July 27, 2000 (the "Declaration of Trust"). We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         We are admitted to the Bars of The Commonwealth of Massachusetts and the District of Columbia and generally do not purport to be familiar with the laws of the State of Delaware. To the extent that the conclusions based on the laws of the State of Delaware are involved in the opinions set forth herein below, we have relied, in rendering such opinions, upon our examination of Chapter 38 of Title 12 of the Delaware Code Annotated, as amended, entitled "Treatment of Delaware Business Trusts" (the "Delaware business trust law") and on our knowledge of interpretation of analogous common law of The Commonwealth of Massachusetts.

         This letter expresses our opinion as to the provisions of the Trust's Declaration of Trust, but does not extend to the Delaware Uniform Securities Act, or to other federal or state securities laws or other federal laws.

         Based upon the foregoing and subject to the qualifications set forth herein, we hereby advise you that, in our opinion:

     1. The Trust is validly existing as a Trust with transferable shares under the laws of the State of Delaware.

         2. The Trust is authorized to issue an unlimited number of shares of beneficial interest, the Shares have been duly and validly authorized by all action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

         We understand that this opinion is to be used in connection with the registration of the Shares for offering and sale pursuant to the 1933 Act. We consent to the filing of this opinion with and as a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                Very truly yours,

                                /s/ Sullivan & Worcester LLP
                                -----------------------------
                                SULLIVAN & WORCESTER LLP